EXHIBIT 10.1

On November 26, 2007, the Compensation Committee of the Board of Directors of Kreisler Manufacturing Corporation (the “Company”) approved the Company’s fiscal 2008 Bonus Plan which provides for a potential cash bonus of up to 60% of the annual base salary that each of Michael D. Stern, Co-President and CEO of the Company, and Edward A. Stern, Co-President and CFO of the Company, may earn upon the satisfaction of certain financial and non-financial objectives, including objectives for corporate profitability, sales growth, accreditation and compliance, health and safety, customer quality and delivery performance.

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